Exhibit 10.7

THE CHUBB CORPORATION
LONG-TERM STOCK
INCENTIVE PLAN (2004)

Non-statutory Stock Option Award Agreement

This NON-STATUTORY STOCK OPTION AWARD AGREEMENT, dated as of March 3, 2005, is by and between The Chubb Corporation (the “Corporation”) and [          ] (the “Participant”), pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the “Plan”).  Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.  If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of Non-statutory Stock Options in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Non-statutory Stock Options on the terms and conditions set forth herein.

NOW THEREFORE, the Participant and the Corporation agree as follows:

1.                                       Grant of Options; Exercise Price.  Pursuant to the provisions of the Plan, on the date set forth above (the “Grant Date”), the Corporation has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of options to purchase from the Corporation [         ] shares of Stock (the “Option”).  The exercise price for each share of Stock covered by the Option shall be equal to [$       ], which was the Fair Market Value of the Stock on the Grant Date.  Upon any exercise of the Options, the Corporation shall cause a book entry account maintained for the Participant to be credited for the number of shares of Stock to be issued to the Participant (or shall evidence the issuance of Stock by such other reasonable method as the Committee may determine in its sole discretion).

2.                                       Exercisability.  Except as provided in Sections 5 and 6, and subject to the Participant’s continued employment with the Corporation or a Subsidiary through the applicable vesting date, the Options shall become vested and exercisable in accordance with the following schedule:

Date	Options Vested & Exercisable

1st anniversary of Grant Date	1/3 of the Options

2nd anniversary of Grant Date	1/3 of the Options

3rd anniversary of Grant Date	1/3 of the Options

Once vested in accordance with the provisions of this Agreement, Options may be exercised at any time, and from time to time, prior to the date such Options terminate as determined under Section 3(a) or 5.  Options may only be exercised with respect to full shares of Stock and no fractional shares of Stock shall be issued.  Any exercise of the Option shall be made by giving the Corporation or its designee written notice of exercise specifying the number of shares of Stock to be purchased.  The notice of exercise shall be accompanied by tender to the Corporation of the full purchase price of said shares and the related amount of taxes required to be withheld as may be necessary in the opinion of the Corporation to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction with respect to the Stock deliverable hereunder, unless the Participant has elected to have shares of Stock withheld to satisfy such tax withholding in accordance with the rules promulgated by the Committee.  Payment of the purchase price of the shares of Stock shall be made in cash, check, shares of Stock owned by the Participant for at least six months which are not the subject of any pledge or other security interest, in a combination of the foregoing, or by any other method or procedure as shall be permitted by the Plan or the Committee provided, however, that the Committee may, in its sole discretion, prohibit or limit the use of shares of Stock as part or full payment of the purchase price and any related tax withholding obligation.

3.                                       Conditions Applicable to Options.  It is understood and agreed that the Option is subject to the following conditions:

(a)                                  Normal Termination of Options.  The Options shall not in any event be exercisable on or after and shall be forfeited as of the tenth anniversary of the Grant Date.

(b)                                 Restrictions on Transfer.   The Options may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a “Permitted Transferee” (as defined in Section 11(b) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

(c)                                  No Rights as Shareholder.  Neither the Participant nor any legal representative, legatee, distributee or Permitted Transferee shall be deemed to be a holder of or possess any shareholder rights with respect to any shares of Stock subject to the Option prior to the issuance of such shares upon exercise of the Option.

(d)                                 No Right to Compensation or Future Options.  The grant of the Option shall be considered extraordinary, and is not part of the Participant’s regular compensation.  The granting of options may be terminated at any time, and this current grant does not confer any right or expectation that Awards (including Options) will be made to the Participant in the future.

4.                                       Adjustment in Capitalization.  In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of shares subject to this Option, the exercise price with respect to shares of Stock covered by the Option and/or, if deemed appropriate, make provision for a cash payment to the person holding this Option, provided, however, that the number of shares subject to this Option shall always be a whole number.

5.                                       Termination of Employment.

(a)                                  Qualifying Termination of Employment.  If the Participant’s employment terminates by reason of a Qualifying Termination of Employment on or after the first anniversary of the Grant Date, all of the Options granted hereunder shall become vested and the Participant may exercise the Options until the normal termination date specified in Section 3(a).

(b)                                 Termination for any Other Reason.  If the Participant’s employment terminates for any reason other than a Qualifying Termination of Employment on or after the first anniversary of the Grant Date, any Options not exercised on or prior to the date of termination (including, without limitation, any portion of the Options that are not then exercisable) shall be forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of employment.

(c)                                  Transfers between the Corporation and Subsidiaries; Leaves, Other Absences and Suspension.  Transfer from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another shall not be considered a termination of employment.  Any question regarding whether a Participant’s employment has terminated in connection with a leave of absence or other absence from active employment shall be determined by the Committee, in its sole discretion, taking into account the provisions of applicable law and the Corporation’s generally applicable employment policies and practices.  The Committee may also suspend the operation of the termination of employment provisions of this Agreement for such period and upon such terms and conditions as it may deem necessary or appropriate to further the interests of the Corporation.

(d)                                 Termination Pursuant to a Change in Control.  Notwithstanding the provisions of Section 5(b), if the Participant’s employment is involuntarily terminated other than for Cause or if the Participant terminates employment due to death or Disability, in all such cases on or after the date the Corporation’s shareholders approve a Change in Control pursuant to subsections (iii) or (iv) of such definition but prior to the consummation of such Change in Control, the Participant shall be treated as having continued employment through, and terminated employment immediately after, such Change in Control.

6.                                       Change in Control.  Notwithstanding anything in Section 2 to the contrary, in the event a Change in Control occurs, Options not previously forfeited pursuant to Sections 3 or 5 shall be treated as provided for in Section 9 of the Plan, in which case the Options shall all become vested and exercisable immediately prior to the Change in Control and shall be payable as provided in Sections 9(a)(i) and 9(a)(iii) of the Plan or, if applicable, be honored, assumed or substituted for in accordance with Section 9(b) of the Plan.

7.                                       Notice.  Any notice to be given hereunder to the Corporation, other than with respect to option exercises, shall be addressed to The Chubb Corporation, Attention Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the Participant at the Participant’s address as shown on the records of the Corporation.

8.                                       No Right to Continued Employment.  Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of the Subsidiaries to employ or continue the employment of the Participant for any period.

9.                                       Committee Discretion; Delegation.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion and in accordance with the terms of the Plan, may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, including accelerating the vesting and exercisability of Options, at such times (including, without limitation, upon or in connection with the Participant’s termination of employment) and upon such terms and conditions as the Committee shall determine.  Nothing in this Agreement shall limit or in any way restrict the power of the Committee, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.

10.                                 Governing Law.  The Option and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

11.                                 Signature in Counterpart.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

12.                                 Binding Effect; Benefits.  The Participant agrees to be bound by the terms and conditions hereof and of the Plan.  This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

13.                                 Amendment.  This Agreement may not be altered, modified or amended except by a written instrument signed by the Corporation and the Participant.

14.                                 Sections and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION

By:
Secretary

By:
Participant